Exhibit 99.1

“It is projected that every four minutes, one American will experience partial or complete loss of sight. The need to confront preventable blindness has never been more urgent.” National Academics of Sciences, Engineering, and Medicine

Changing the Course of Eye Care Safe Harbor Statement This presentation may contain forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934 . Such forward - looking statements are characterized by future or conditional verbs such as "may," "will," "expect," "intend," "anticipate," believe," "estimate" and "continue" or similar words . You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward - looking information . Such statements are only predictions and our actual results may differ materially from those anticipated in these forward - looking statements . We believe that it is important to communicate future expectations to investors . However, there may be events in the future that we are not able to accurately predict or control . Factors that may cause such differences include, but are not limited to, those discussed under Risk Factors in our periodic reports filed with the Securities and Exchange Commission . We do not assume any obligation to update forward - looking statements as circumstances change . This presentation does not constitute an offer or invitation for the sale or purchase of securities or to engage in other transaction with Guardian Health Sciences, Inc . ("Guardian") or its affiliates . The information in this presentation is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation . This presentation contains statistics and other data that has been obtained from or compiled from information made available by third parties service providers . Guardian has not independently verified such statistics or data . The information contained in this presentation is as of November 20 , 2018 , unless indicated otherwise . 3

Changing the Course of Eye Care Investment Highlights • Ophthalmic oriented life sciences company uniquely focused on the health of the retina, the density of the Macular Pigment (MP) and Ocular Blood Flow. • A Reduced or Depleted MP is a biomarker and major risk factor for multiple retinal conditions, which currently are not adequately treated. Conditions include: ▪ Age - Related Macular Degeneration (AMD) 1 ▪ Glaucoma 2 ▪ Diabetic Retinopathy 3 ▪ Poor Contrast Sensitivity 3 ▪ Reduced Ocular Blood Flow 4 ▪ Optic Nerve Mitochondrial Dysfunction 5 • Provider of market leading diagnostic equipment and FDA regulated medical foods to facilitate early detection and intervention. • Evidence - based marketing approach supported by world class Key Opinion Leaders (KOLs). • Strong intellectual property and trade secret protection. • Multi - product recurring revenue business model. 4

Changing the Course of Eye Care About The Company 5 • Guardion Health Sciences provides what we believe to be the first evidence - based protocol for prescription medical nutrition, combining highly accurate diagnostic devices with nutritional intervention using comprehensive medical foods, to change the course of common eye disorders . • Located in San Diego, California, Guardion has assembled a globally respected Scientific and Medical Advisory Board . This combination of expertise and scientific knowledge has catapulted Guardion into what we believe to be a leadership position within the eye care industry . • The company is led by seasoned business executives with many years of experience in running and growing public companies .

Changing the Course of Eye Care Early Detection, Intervention & Monitoring 6 Mapcat SF MPOD VectorVision CSV - 1000 Contrast Sensitivity Lumega - Z Medical Food GlaucoCetin Medical Food Transcranial Doppler The GHS Portfolio AcQviz

Changing the Course of Eye Care The Relevance of the Macular Pigment • A depleted macular protective pigment in the macula is a high risk factor and biomarker for retinal disease, retinal conditions and a biomarker for cognitive decline. 6 Increasing macular protective provides protection against retinal damage caused by oxidative stress and blue light. • Reversing a depleted macular protective pigment is critical to preserving vision. 7 The company believes that Lumega - Z helps lower the risk of retinal disorders by increasing levels of essential nutrients required to restore the macular protective pigment. 7 Nearly half of Americans have low Macular Pigment Optical Density (MPOD), a risk factor for AMD. 8

The Relevance of the Macular Pigment

AMD	• Macular Pigment is a ***modifiable*** high risk factor for Age-related Macular Degeneration[9]
Vision Performance	• ***Significant improvements in contrast sensitivity, glare disability & photostress recovery*** can be achieved by increasing macular pigment in healthy and diseased subjects[10]
Post-Cataract	• Macular Pigment ***protects the retina against oxidative stress (including the phototoxic effects of blue light exposure)*** *maintaining long-term retinal health following surgery*[11]
Glaucoma	• **Macular Pigment** has been found to be compromised in glaucoma patients, particularly those with foveal involvement[12]
Computer Vision Syndrome	• More digital device use + LED lighting = ***increased blue light exposure***. Macular Pigment ***provides internal protection from this additional UV exposure and eye strain.***[13]
Cognitive Function	• Macular Pigment is a ***biomarker for neurodegenerative diseases such as Alzheimer's***, indicating its protective role for the entire neurosensory system[14]

GUARDION® HEALTH SCIENCES
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Changing the Course of Eye Care

Changing the Course of Eye Care How Macular Protective Pigment Protects the Retina Depleted yellow macular protective layer puts retina at risk Restored macular protective layer shields retina from harmful light 9

Changing the Course of Eye Care Contrast Sensitivity Contrast sensitivity measures how patients see in real world High Contrast Low Contrast AND 10 A depleted macular protective pigment greatly affects contrast sensitivity

Changing the Course of Eye Care Contrast Sensitivity (cont’d) 11 Pilot acuity: poor measure of real world vision. Ginsberg, Evans et al 1985 Contrast Sensitivity Used by Military for Pilots Highway Accidents Accident drivers 6 times more likely to have poor contrast sensitivity! Owsley et al. 2001 Acuity: NO Correlation. Published research: Contrast Sensitivity is a better measure for pilot vision.

Changing the Course of Eye Care 12 What are Medical Foods? A medical food is an official FDA product classification “which is formulated to be consumed or administered enterally (or orally) under medical supervision, and which is intended for the specific dietary management of a disease or condition for which distinctive nutritional requirements, based on recognized scientific principles, are established by medical evaluation.” Source: FDA Guidelines/Frequently Asked Questions About Medical Foods; Second Edition Lumega - Z has Medical Food status specifically for the purpose of replenishing and restoring a depleted macular protective pigment.

13 Medical Foods are a distinct FDA regulated category, separate from dietary supplements and pharmaceuticals Lumega - Z has Medical Food status specifically for the purpose of replenishing and restoring a depleted macular protective pigment Supplements Vitamins Nutraceuticals Functional foods Prescription drugs OTC drugs Self - diagnosis medication Medical Foods Less Regulation More Regulation

Changing the Course of Eye Care The Guardion Health Sciences Solution 14 We believe our Mapcat - SF macular pigment optical density measurement device is what we believe to be the most effective tool available today for quickly and easily measuring the thickness of the macular pigment, called MPOD (Macular Pigment Optical Density). Reduced MPOD is a key risk factor for AMD and other eye disorders. 15 The Mapcat is easy to administer, resulting in highly accurate and repeatable MPOD measurements. It is patented in the US and Europe.

Changing the Course of Eye Care The Guardion Health Sciences Solution 15 We believe that the VectorVision CSV - 1000 is the worldwide standard for contrast sensitivity, vision performance testing, and FDA clinical trials. It provides highly sensitive evaluation of vision changes for a variety of eye conditions, including cataracts, macular degeneration, diabetic retinopathy, glaucoma and many others, allowing for a comprehensive dataset to demonstrate the efficacy of Guardion’s Medical Food usage over time, to allow for patient compliance and satisfaction with the progress being made.

Changing the Course of Eye Care 16 Contrast Sensitivity VectorVision CSV - 2000 2019 • The CSV - 2000 is the new digital version of the CSV - 1000 . • The recently issued patents Guardion has received for continuously calibrating the light source will be incorporated into the new CSV - 2000 . • There currently are no digital contrast sensitivity devices on the market that will automatically meet FDA specifications without additional manual calibration .

Changing the Course of Eye Care AcQviz • Routine Clinic Vision Testing Has Long Lacked Standardization Even Though FDA and National Academy of Sciences Require Specific Light Levels • Lack of Standardization Has Held Back Incorporation of New Technology Also Does Not Allow Comparison of Surgical/Treatment Vision Outcomes • Enter AcQviz From Guardion Patents Granted in July, 2018 We Believe that All Doctors Will Be Required to Adopt Standardized Outcomes, Just Like Standardization Requirements in Other Health Fields • Allows transition of CSV - 1000 to Standardized Automated Format (CSV - 2000) Our goal is to Penetrate 50% or more of Eye Care Market with Next Generation CSV - 1000 (CSV - 2000) Because of Unique Combination of Vision Test and Standardization. We believe that No Other Company Has Both Components for Market Penetration • Complete Proprietary Position AcQviz Standardized products will be sold Worldwide Possible License to Other Eye Care Vision Testing Companies 17

Changing the Course of Eye Care The Guardion Health Sciences Solution 18 We believe that Lumega - Z is the most comprehensive and targeted Medical Food nutritional intervention that can be prescribed by ocular health care professionals to address macular pigment depletion. We believe that it is the first eye care product to address the complete nutritional needs of the eye with a unique lipid - based liquid delivery system, providing maximum absorption and bioavailability.

Changing the Course of Eye Care The Guardion Health Sciences Solution 19 • Medical Food Specifically for Glaucoma patients • Reverses Mitochondrial Dysfunction • Improves blood flow in the ophthalmic artery • Clinically trial conducted under IRB/IND registered placebo controlled study at the New York Eye and Ear Infirmary . • Results were presented at American Glaucoma Society 2018 . • Conclusions from study : “ GlaucoHealth ™ reverses mitochondrial dysfunction and may be neuroprotective in glaucoma . This finding serves as a proof - of - concept for future trials testing the neuroprotective effect of micro - nutrient combinations in glaucoma . ” • Dr . Robert Ritch, a member of our Medical Advisory Board, Internationally Recognized Glaucoma Expert, is chief spokesperson and collaborator for GlaucoCetin .

Changing the Course of Eye Care Transcranial Doppler (TCD) 20 Ophthalmic Artery Dedicated to the pursuit of early predictors resulting in valuable therapeutic interventions. Published medical resources have indicated that TCD reveals a strong relationship between cerebral vessels, ocular circulation and visual function in glaucoma, diabetes and macular disease. 16,17 • Considerable medical and scientific evidence shows a cerebral and ocular vascular component in eye disease. • Glaucoma, Diabetes, Macular Degeneration • New technology for Transcranial Doppler Sonography (TCD) now allows measurement of vessels previously unavailable.

Changing the Course of Eye Care Transcranial Doppler (TCD) • In August 2018, Guardion created a wholly owned subsidiary, Transcranial Doppler Solutions, Inc. (“TDSI”), to further the Company’s position at the forefront of early detection, intervention and monitoring of a range of eye diseases and conditions. • TDSI will be dedicated to the pursuit of early predictors of vision loss resulting in valuable and timely therapeutic intervention. • TCD also plays an important role in detecting changes in the ophthalmic artery blood flow, which is becoming vital in evaluating the course of common eye disorders. • Blood velocities and intensities can be measured using TCD, which provides an effective way to determine more accurately the state of pathology in early stages of common eye disorders such as glaucoma and other eye diseases that cause visual field defects. • Through the monitoring of blood flow in the intracranial vessels, including the ophthalmic artery, the TCD results will in turn provide an evidence - based protocol for Guardion’s Medical Foods. 21

Changing the Course of Eye Care Evidence - based Protocol 22 Depleted yellow macular protective layer puts retina at risk Restored macular protective layer shields retina from harmful light Low Contrast High Contrast • Restores the macular protective pigment (Bone et al. 2007) • Improves contrast sensitivity by restoring macular pigment (Nolan et al. 2016)

Changing the Course of Eye Care Evidence - based Protocol 23 Ultrasound Monitoring Technology Ocular Blood Flow • Reverses mitochondrial dysfunction ( Chrysostomou et al. 2013) • Improves ocular blood flow (Chung et al. 1999)

Changing the Course of Eye Care Growth Opportunities 24 More than three million Americans are living with glaucoma, 2.7 million whom are aged 40 and older 19 22 million Glaucoma patients are Chinese patients which account for 25% of global Glaucoma patients 22 Due to an aging population, the AMD, Glaucoma and Cognitive Decline epidemics are global and growing, creating a significant market for the Company’s products 20 Globally, 60.5 million had glaucoma in 2010. Due to the aging of the world’s population, this number may increase to almost 80 million by 2020 21 There are 4 million cataract surgeries in the United States each year 18

Changing the Course of Eye Care Growth Opportunities 25 AMD is the third leading cause of blindness in the world 24 More than 10 million Americans suffer from various forms of this life - limiting disease 26 Approximately 25 - 30 million people are affected worldwide by AMD 28 The incidence of AMD is expected to triple by 2025 25 One out of three individuals over age 65 will develop AMD or some vision reducing eye disease 27 The potential global market is currently estimated at $5 Billion and expected to reach $11.5 Billion by 2026 23 In the United States alone, there are 18,515 Ophthalmologists and over 34,000 Optometrists In China, there are 36,342 Ophthalmologists and 3,950 Optometrists 29

Changing the Course of Eye Care Projected Cases of AMD in US Population 26 17.07 17.79 18.55 19.41 20.18 21.01 21.81 22.55 23.25 23.7 24.13 24.5 24.79 25.08 0 5 10 15 20 25 30 2014 2016 2018 2020 2022 2024 2026 2028 2030 2032 2034 2036 2038 2040 Data from: “Global prevalence of age - related macular degeneration and disease burden projection for 2020 and 2040: a systematic review and meta - analysis” Wan Ling Wong et al, The Lancet Vol 2, Feb 2014 Patients (Millions) AMD cases in US projected to pass 18 million in 2017, and 20 million by 2022.

Changing the Course of Eye Care The Post - Cataract Market Opportunity • Patients are operated on earlier & younger. • After surgery, the long term damage from oxidative stress & high energy light exposure to the retina becomes more important to address. • Protecting the retina after surgery maintains better visual outcomes for the long term. • Guardion is targeting this unattended market opportunity. 27 Chart from www.aao.org /eye - health/news/cataract - surgery - infographic

Changing the Course of Eye Care US Ophthalmology Practice Overview 28 18,184 6,806 10,493 5,493 2,110 OD Individual OD Group MD Individual MD Group Retail 18,515 34,000 Ophthalmologists (MD) Optometrists (OD) Data from 2013 MarketScope Ophthalmic Diagnostic Equipment Market report & internal calculations

Changing the Course of Eye Care Management Team Vincent J. Roth Esq., General Counsel Michael Favish President & CEO , Director Robert N. Weingarten Lead Director Mark Goldstone Director David W. Evans, PhD Director Chief Science Officer John Townsend Chief Accounting Officer 29

Science Advisory Board

The Guardion Science Advisory Board is a product development and research team of recognized experts in the fields of biochemistry, biophysics, and clinical nutrition. In addition to developing products based on scientific studies in the public domain, the Science Advisory Board conducts and publishes its own evidence and uses this evidence in the precise formulation of all GHS products.



Richard A. Bone, BSc, PhD, FARVO
is a distinguished experimental biophysicist and professor in the department of physics at Florida International University in Miami. Bone was just awarded The Presidential Award for achievement in macular pigment research and dedicated service to the carotenoid field.



John T. Landrum, BS, MS, PhD, FARVO
is an internationally recognized research scientist and professor of Chemistry and Biochemistry at Florida International University (FIU). Landrum was just appointed president of the International Carotenoid Society for the next 3 years.



Donald A. Gagliano, M.D., MHA, FACHE, CPC
is a graduate of the United States Military Academy at West Point, the Chicago Medical School, Penn State University and the United States Army War College. In November 2008, Don was appointed by the Assistant Secretary of Defense for Health Affairs as the first Executive Director of the Joint Department of Defense (DoD) and Department of Veterans Affairs (VA) Vision Center of Excellence (VCE).



William E. Sponsel, M.D., M.B., Ch.B., F.R.A.N.Z.C.O., F.A.C.S.
is driven by a passion to help save people's eyesight. After establishing the Glaucoma Research and Diagnostic Laboratory at Indiana University in 1991, he was recruited to the University of Texas Health Science Center at San Antonio in 1994, where he became Professor and Director of Clinical Research. He is presently Professor of Vision Sciences at UIW and Adjunct Professor of Biomedical Engineering at UTSA in San Antonio, Texas.



Robert J. Donati, PhD.
Dr. Donati has a PhD in Anatomy and Cell Biology with a minor in Neuroscience from the University of Illinois at Chicago (UIC). He joined the faculty at the Illinois College of Optometry (ICO) in 2004 and has been an Associate Professor for the past 5 years. He is currently the Chair of the ICO Institutional Review Board.



In memoriam:
Sheldon Saul Hendler, M.D., Ph.D., FACP, FACN, FAIC – (1936-2012)
was one of the world's most respected authorities in biochemistry and clinical nutrition. He was the principal author and editor of the PDR for Nutritional Supplements. Dr. Hendler passed away suddenly in November 2012. He was the founding head of the Guardion Science Advisory Board. Dr. Hendler supervised and completed all of the formulas for Guardion in 2011. He remains the company's spiritual and moral compass.

For comprehensive biography, please visit our website at www.guardionhealth.com

Medical Advisory Board

The Guardion Medical Advisory Board is composed of internationally-renowned clinicians who are active medical practitioners. Members of the Medical Advisory Board consult with the Scientific Advisory Board on the current standards of care. They objectively advise on trends, needs, and issues of concern within their specialties and help shape the direction of Guardion Health Sciences' research and product development efforts.



Robert Ritch, M.D.

Dr. Robert Ritch holds the Shelley and Steven Einhorn Distinguished Chair in Ophthalmology and is Surgeon Director Emeritus and Chief of Glaucoma Services at the New York Eye & Ear Infirmary, New York City and Professor of Ophthalmology at The New York Medical College, Valhalla, New York.



John A. Hovanesian, M.D., FACS

is faculty member at the UCLA Jules Stein Eye Institute, a board-certified ophthalmologist, and an internationally recognized leader in the field of corneal, cataract, refractive, and laser surgery. He is the chairman of the American Academy of Ophthalmology's online cataract surgery education committee and an editorial board member for five other eye journals.



Richard Rosen, M.D.

Dr. Rosen is a vitreoretinal surgeon and consultant at the New York Eye and Ear Infirmary where he serves as Vice Chairman and Director of Ophthalmology Research, as well as Surgeon Director and Chief of Retinal Services. Dr. Rosen is Professor of Ophthalmology at the Ican School of Medicine at Mount Sinai and Visiting Professor in Applied Optics at the University of Kent in Canterbury, UK.



William Trattler, M.D.

received the "Outstanding Young Ophthalmologist Leadership Award" from the Florida Society of Ophthalmology (FSO) and was elected President of the Miami Ophthalmology Society for 2006. In March 2006, Dr. Trattler was selected as one of the top 50 opinion leaders in Ophthalmology, as voted by his peers in a National survey.



James A. Davies, M.D.

is a Fellow of the American College of Surgeons, the American Academy of Ophthalmology and the American Society of Cataract and Refractive Surgery. He serves on the Medical Advisory Board of Bausch + Lomb Surgical, Inc., and is a consultant for Glaukos, Inc., Optovue, Inc., and Guardion Health Sciences. He also serves as an advisor to the Charity Vision Foundation.



P Dee Stephenson, M.D.

is a Board Certified Ophthalmic Surgeon with extensive expertise in micro-incisional cataract surgery and implantation of premium intra-ocular lenses, as well as custom femtocataract techniques. Dr. Stephenson has been recognized by numerous institutions for her expertise. She is also the current president (2015-2017) of the American College of Eye Surgeons (ACES).

For comprehensive biography, please visit our website at www.guardionhealth.com

References

1. Henderson T., Weiss R., Evans D., Prospective Evaluation of Treatment for Early Macular Degeneration with a Micronized Lipid-Based Liquid Carotenoid Formulation Vs AREDS2 Formula Tablet And Control Subjects, *Guardion Health Sciences*.
2. Igras, E.,. et al: Evidence of Lower Macular Pigment Optical Density in Chronic Open Angle Glaucoma, *British Journal of Ophthalmology*, 2013;97: 994–998.
3. Crosby-Nwaobi, R.; Hykin, P.; Peto, T.; Sivaprasad, S. An exploratory study evaluating the effects of macular carotenoid supplementation in various retinal diseases, *Clin. Ophthalmol*, 2016;10: 835–844.
4. Ehrlich, R., Harris, A., Kheradiya, N. S., Winston, D. M., Ciulla, T. A., & Wirostko, BAge-related macular degeneration and the aging eye, *Clinical Interventions in Aging*, 2008;3(3):473-482.
5. Terluk MR, Kapphahn B, Soukup LM, Gong H, Gallardo C, Montezuma SR et al. Investigating mitochondria as a target for treating age-related macular degeneration, *Journal of Neuroscience*, 2015;35(18):7304-7311.
6. Feeney, J., Finucane, C., Savva, G. M., Cronin, H., Beatty, S., Nolan, J. M., & Kenny, R. A., Low macular pigment optical density is associated with lower cognitive performance in a large, population-based sample of older adults.., *Neurobiology of Aging*, 2013; 34(11): 2449 – 2456.
7. Bernstein PS, Delori FC, Richer S, van Kuijk FJ, Wenzel AJ. The value of measurement of macular carotenoid pigment optical densities and distributions in age-related macular degeneration and other retinal disorders, *Vision Res*, 2009;50(7):716-28.
8. Wooten BR, Hammond BR, Macular pigment: Influences on visual acuity and visibility, *Prog Retin Eye Res*, 2002;21:225–40.
9. Beatty S, Macular pigment (see footnote 1).
10. Hammond BR Jr, Fletcher LM, Elliott JG. Glare disability, photostress recovery, and chromatic contrast: relation to macular pigment and serum lutein and zeaxanthin. *Invest Ophthalmol Vis Sci.* 2013;54(1):476-81.
11. Pereira SV. Retinal Light Exposure After Cataract Surgery What Are the Risks? *International Review of Ophthalmic Optics* 2017.
12. Igras, E.,. et al: Evidence of (see footnote 2).
13. Yixiang L, Song X,. et al: Blueberry anthocyanins: protection against ageing and light-induced damage in retinal pigment epithelial cells, *British Journal of Nutrition* 2012;108:16–27.
14. Kelly D, Coen Rf,. et al: Cognitive Function and Its Relationship with Macular Pigment Optical Density and Serum Concentrations of its Constituent Carotenoids, *J Alzheimers Dis.* 2015; 48(1):261-77.
15. Henderson T., et al.: Prospective Evaluation (see footnote 1).
16. Alon H., Brent S., et al: Relationship of Cerebral Blood Flow and Central Visual Function in Primary Open-angle Glaucoma Journal of Glaucoma, 2007;Volume 16(1):159-163
17. Kisilevsky M, Mardimae A, Slessarev M, Han J, Fisher J, Hudson C. Retinal arteriolar and middle cerebral artery responses to combined hypercarbic/hyperoxic stimuli. Invest. *Ophthalmol.Vis.Sci.* 2008;49:5503-5509.
18. Lindstrom R., Incremental but transformational changes expected for cataract surgery, *Ocular Surgery News U.S. Edition* 2016.
19. "Glaucoma: Facts & Figures." *BrightFocus Foundation* 2017.
20. Tuck MW, Crick RP. The projected increase in glaucoma due to an ageing population, *Ophthalmic Physiol Opt.* 2003;23(2):175-9.
21. "Glaucoma" (see footnote 19).
22. "Eye Tech Care brings pioneering non-invasive treatment against glaucoma to China." *South China Morning Post* 2018.
23. "Age-related macular degeneration market will rocket to $11.5bn by 2026." *GlobalData* 2018.
24. Evans J. Age Related Macular Degeneration. *IAPB* 2014.
25. Age-Related Eye Disease Study Research Group. AREDS Report No. 8: A randomized, placebo-controlled, clinical trial of high-dose supplementation with vitamins C and E, beta carotene, and zinc for age-related macular degeneration and vision loss. *Archives of Ophthalmology* 119:1417-1436, 2001.
26. "What is Macular Degeneration?" *AMDF*.
27. Quillen AD. Common Causes of Vision Loss in Elderly Patients, *Am Fam Physician*. 1999 Jul 1;60(1):99-108.
28. Tombran-Tink J, Barnstable CJ. Retinal Degenerations: Biology, Diagnostics, and Therapeutics. *Springer* 2007.
29. "COA | Opening Day, Professor Zhao Kanxing talks about standardized training for ophthalmology residents." *Sohu* 2017.

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Changing the Course of Eye Care